Exhibit 99.1

Investor Contact: Robert Rist

(617) 342-6374

CABOT CORPORATION REPORTS SECOND QUARTER FISCAL YEAR 2026 RESULTS

Second Quarter 2026 Diluted earnings per share (“EPS”) of $1.27 and Adjusted EPS of $1.61

BOSTON (May 5, 2026)-- Cabot Corporation (NYSE: CBT) today announced results for its second quarter fiscal year 2026.

Second Quarter Highlights


Second Quarter Diluted EPS of $1.27 and Adjusted EPS of $1.61

Reinforcement Materials segment EBIT of $93 million and Performance Chemicals segment EBIT of $59 million


Battery Materials momentum continues, supported by strong execution, growing battery energy storage systems (BESS) and electric vehicle related demand, providing meaningful EBITDA contribution


Announced an increase in the quarterly dividend of 5%, raising the annualized dividend from $1.80 to $1.89


Pursuing asset optimization across our global plant network with an intention to close manufacturing operations in South America and Europe, subject to local consultation processes

(In millions, except per share amounts)	Three Months Ended		Six Months Ended
	3/31/26	3/31/25	3/31/26	3/31/25

Net sales and other operating revenues	$ 904	$ 936	$ 1,753	$ 1,891
Net income (loss) attributable to Cabot Corporation	$ 68	$ 94	$ 141	$ 187

Net earnings (loss) per share attributable to Cabot Corporation	$ 1.27	$ 1.69	$ 2.64	$ 3.36
Less: Certain items after tax per share	$ (0.34)	$ (0.21)	$ (0.50)	$ (0.30)
Adjusted EPS	$ 1.61	$ 1.90	$ 3.14	$ 3.66

Sean Keohane, Cabot President and Chief Executive Officer commented: “I am pleased with our strong execution during the quarter as we continued to operate at a high level in a challenging environment, delivering Adjusted EPS of $1.61 and resulting in a solid first half of the fiscal year. Our results reflect disciplined execution across the organization, particularly in commercial and operational excellence. Performance Chemicals segment EBIT increased 18% year-over-year supported by continued strong momentum in our battery materials product line and higher

Exhibit 99.1

volumes in our specialty carbons product line. Reinforcement Materials segment EBIT declined 29% year-over-year, as 3% higher volumes were more than offset by lower gross profit per ton. Overall, I am encouraged by our team’s performance as we navigate dynamic market conditions.”

Keohane continued, “As we continue to optimize our asset footprint, the Company intends to target capacity rationalization at facilities in South America and Europe, subject to local consultation processes. These actions are intended to better align production with demand conditions and enable a more efficient manufacturing network to meet our customer supply needs. We expect these actions will generate annualized fixed cost savings of approximately $22 million once fully implemented.”

Keohane continued, “We continued to generate strong operating cash flow that enabled us to invest in capital expenditures and return cash to shareholders. Our balance sheet remains strong with available liquidity of $1.3 billion and a net debt to EBITDA ratio of 1.5 times as of March 31, 2026. I am pleased with the solid cash flow performance and our strong balance sheet, which enable us to continue to deliver on our capital allocation priorities.”

Financial Detail

For the second quarter of fiscal 2026, net income attributable to Cabot Corporation was $68 million ($1.27 per common share). Net income reflects an after-tax per share charge from certain items of $0.34. Adjusted EPS for the second quarter of fiscal 2026 was $1.61 per share.

Segment Results

Reinforcement Materials – Second quarter fiscal 2026 EBIT in Reinforcement Materials decreased by $38 million compared to the second quarter of fiscal 2025. The decrease in EBIT was largely driven by lower gross profit per ton, primarily due to lower pricing and product mix in our calendar year 2026 tire customer agreements and from increased competitive intensity in Asia Pacific. Volumes increased by 3% in the second quarter of fiscal 2026 as compared to the second quarter of fiscal 2025 driven by higher volumes across all regions.

Global and regional volume changes for Reinforcement Materials for the second quarter of fiscal 2026 as compared to the same quarter of the prior year are set forth in the table below:

Second Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	3%
Asia Pacific	5%
Europe, Middle East, Africa	3%
Americas	1%

Performance Chemicals – Second quarter fiscal 2026 EBIT in Performance Chemicals increased by $9 million compared to the second quarter of fiscal 2025 primarily due to higher gross profit per ton. The higher gross profit per ton was primarily due to a favorable product mix and optimization efforts. In addition, volumes increased in our battery materials and specialty

Exhibit 99.1

carbons product lines in the second quarter of fiscal 2026 as compared to the second quarter of fiscal 2025.

Cash Performance – The Company ended the second quarter of fiscal 2026 with a cash balance of $252 million. During the second quarter of fiscal 2026, cash flows from operating activities were a source of $77 million. Capital expenditures for the second quarter of fiscal 2026 were $45 million. Additional uses of cash during the second quarter included $24 million for the payment of dividends and $49 million for share repurchases.

Taxes – During the second quarter of fiscal 2026, the Company recorded a tax expense of $44 million with an effective tax rate of 37%, which included an $8 million charge for discrete and certain tax items. The operating rate was 28% in the second quarter of fiscal 2026 and we expect our operating tax rate for fiscal 2026 to be in the range of 27% to 29%.

Outlook

Commenting on the outlook for the Company, Keohane said, “As we look ahead to the remainder of fiscal 2026, we are reaffirming our Adjusted EPS guidance for the full year to be in the range of $6.00 to $6.50 per share. Our outlook incorporates our best view of the impacts to our businesses from the conflict in the Middle East and the uncertainty it creates. While we expect near term demand to remain stable, we are cautious of potential changes in demand levels towards the end of the fiscal year due to disruptions from the Middle East crisis. In addition, we expect to maintain our margins with price increases to offset higher input costs across both segments.”

Keohane continued, “We have delivered a solid first half of the fiscal year and executed well against the financial commitments we made in a difficult demand environment. I am confident in our team’s agility and discipline to navigate the current volatile environment. To further strengthen our competitive position, we will continue to pursue actions across our network in commercial excellence, cost management, and the asset rationalizations previously mentioned.”

Keohane concluded, “We remain focused on disciplined operational execution and maintaining financial flexibility as we navigate an uncertain macro environment. Supported by a strong balance sheet and ample liquidity, I believe we are well positioned to manage near-term pressures, including elevated energy costs and geopolitical uncertainty. I believe the actions we are taking today will strengthen the company and support our strategy for long-term value creation.”

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Wednesday, May 6, 2026. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel.

Exhibit 99.1

For more information on Cabot, please visit the company’s website at cabotcorp.com. The Company regularly posts important information on its website and encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2026, including our expectations for Adjusted EPS for fiscal 2026, our expectations for capital allocation and operating cash flow for fiscal 2026, our expectations for asset rationalizations and anticipated benefits we expect to achieve including for cost savings from those actions, our expected operating tax rate for fiscal 2026, and our assumptions underlying those expectations are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, industry capacity utilization and competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risks related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine and conflict in the Middle East; a significant adverse change in a customer relationship or the failure of a customer to perform its obligations under agreements with us; failure to achieve growth expectations from new products, applications and technology developments; failure to realize benefits from acquisitions, alliances, or joint ventures or achieve our portfolio management objectives; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; litigation or legal proceedings; interest rates, tax rates, currency exchange controls, tariffs and fluctuations in foreign currency rates; and the accuracy of the assumptions we used in establishing reserves for our share of liability for respirator claims. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2025, which are filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot

Exhibit 99.1

Corporation, the most directly comparable GAAP financial measure, Adjusted EBITDA to Income (loss) from operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow provided by (used in) operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

•
Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
•
Legal and environmental matters and reserves, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
•
Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
•
Employee benefit plan settlements, which consist of either charges or benefits associated with the termination of a pension plan

Exhibit 99.1

•
Argentina controlled currency devaluation loss related to the foreign exchange loss from government-controlled currency devaluations on our net monetary assets denominated in the Argentine peso and investment losses related to the utilization of government bond programs established for the settlement of certain foreign payables.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Adjusted EBITDA. Adjusted EBITDA reflects Income (loss) from operations before income taxes and equity in earnings of affiliated companies adjusted for certain items, interest expense, depreciation and amortization, equity in earnings of affiliated companies, and unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarters expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow provided by (used in) operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow provided by (used in) operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Exhibit 99.1

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Exhibit 99.1

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2026	2025	2026	2025

Net sales and other operating revenues...............................................................	$904	$936	$1,753	$1,891
Cost of sales....................................................................................................	694	695	1,332	1,415
Gross profit..................................................................................................	210	241	421	476
Selling and administrative expenses....................................................................	67	64	136	130
Research and technical expenses......................................................................	14	15	27	29
Income (loss) from operations....................................................................	129	162	258	317
Interest and dividend income..............................................................................	7	7	14	13
Interest expense...............................................................................................	(18)	(19)	(36)	(37)
Other income (expense).....................................................................................	2	1	2	2
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies	120	151	238	295
(Provision) benefit for income taxes.....................................................................	(44)	(49)	(81)	(90)
Equity in earnings of affiliated companies, net of tax ............................................	2	3	3	4
Net income (loss).......................................................................................	78	105	160	209
Net income (loss) attributable to noncontrolling interests, net of tax.......................	10	11	19	22
Net income (loss) attributable to Cabot Corporation..........................................................................................................................	$68	$94	$141	$187

Weighted-average common shares outstanding
Basic...........................................................................................................	52.0	54.0	52.3	54.2
Diluted.........................................................................................................	52.2	54.4	52.6	54.7

Earnings (loss) per common share:
Basic...........................................................................................................	$1.27	$1.71	$2.65	$3.40
Diluted.........................................................................................................	$1.27	$1.69	$2.64	$3.36

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2026	2025	2026	2025
Sales
Reinforcement Materials....................................................................................	$544	$594	$1,064	$1,205
Performance Chemicals.....................................................................................	328	311	628	622
Segment sales.............................................................................................	872	905	1,692	1,827
Unallocated and other (A)………..............................................................................	32	31	61	64
Net sales and other operating revenues..........................................................	$904	$936	$1,753	$1,891

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials....................................................................................	$93	$131	$195	$261
Performance Chemicals.....................................................................................	59	50	107	95

Unallocated and Other
Interest expense...............................................................................................	(18)	(19)	(36)	(37)
Certain items (C)...................................................................................................	(9)	(4)	(16)	(10)
Unallocated corporate costs...............................................................................	(15)	(13)	(27)	(26)
General unallocated income (expense) (D)...............................................................	12	9	18	16
Less: Equity in earnings of affiliated companies, net of tax....................................	2	3	3	4
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies...............................................................	120	151	238	295
(Provision) benefit for income taxes (including tax certain items)............................	(44)	(49)	(81)	(90)
Equity in earnings of affiliated companies, net of tax.............................................	2	3	3	4
Net income (loss).....................................................................................	78	105	160	209
Net income (loss) attributable to noncontrolling interests, net of tax.......................	10	11	19	22
Net income (loss) attributable to Cabot Corporation..................................	$68	$94	$141	$187

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$1.27	$1.69	$2.64	$3.36

Adjusted earnings (loss) per share (E)….......................................................................	$1.61	$1.90	$3.14	$3.66

Diluted weighted average common shares outstanding..........................................................................................................................	52.2	54.4	52.6	54.7

(A)	Unallocated and other reflects external shipping and handling fees, the impact of unearned revenue, and discounting charges for certain Notes receivable.
(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31,	September 30,
Dollars in millions (unaudited)	2026	2025

Current assets:
Cash and cash equivalents....................................................................................................	$252	$258
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $5	657	671
Inventories:
Raw materials.................................................................................................................	144	134
Finished goods................................................................................................................	310	303
Other..............................................................................................................................	68	67
Total inventories..........................................................................................................	522	504
Prepaid expenses and other current assets.............................................................................	116	106
Total current assets...............................................................................................	1,547	1,539

Property, plant and equipment....................................................................................................	4,514	4,405
Accumulated Depreciation	(2,763)	(2,694)
Net property, plant and equipment.......................................................................................	1,751	1,711
Goodwill....................................................................................................................................	136	134
Equity affiliates..........................................................................................................................	18	16
Intangible assets, net ................................................................................................................	53	55
Deferred income taxes...............................................................................................................	198	180
Other assets….............................................................................................................................	194	180
Total assets..............................................................................................................................	$3,897	$3,815

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2026	2025

Current liabilities:
Short-term borrowings.................................................................................................	$175	$14
Accounts payable and accrued liabilities…................................................................................	598	648
Income taxes payable.................................................................................................	34	35
Current portion of long-term debt...................................................................................	261	260
Total current liabilities.............................................................................................	1,068	957

Long-term debt................................................................................................................	863	856
Deferred income taxes......................................................................................................	40	39
Other liabilities…..........................................................................................................................	239	258
Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value Issued: 51,694,096 and 52,962,353 shares Outstanding: 51,579,624 and 52,842,481 shares	52	53
Less cost of 115,063 and 119,872 shares of common treasury stock	(3)	(3)
Additional paid-in capital...................................................................................................	—	—
Retained earnings............................................................................................................	1,835	1,835
Accumulated other comprehensive income (loss)................................................................	(316)	(335)
Total Cabot Corporation stockholders' equity.................................................................	1,568	1,550
Noncontrolling interests...............................................................................................	119	155
Total stockholders' equity..................................................................................	1,687	1,705
Total liabilities and stockholders' equity..............................................................................	$3,897	$3,815

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2025					Fiscal 2026
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales
Reinforcement Materials.......................................................................	$611	$594	$573	$563	$2,341	$520	$544	$―	$―	$1,064
Performance Chemicals........................................................................	311	311	320	308	1,250	300	328	—	—	628
Segment sales................................................................................	922	905	893	871	3,591	820	872	—	—	1,692
Unallocated and other (A)…………………………………………………	33	31	30	28	122	29	32	—	—	61
Net sales and other operating revenues..................................................	$955	$936	$923	$899	$3,713	$849	$904	$―	$―	$1,753

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials.......................................................................	$130	$131	$128	$119	$508	$102	$93	$―	$―	$195
Performance Chemicals........................................................................	45	50	57	42	194	48	59	—	—	107
Unallocated and Other
Interest expense..................................................................................	(18)	(19)	(19)	(20)	(76)	(18)	(18)	—	—	(36)
Certain items (C)……………………………………………………………	(6)	(4)	(3)	(17)	(30)	(7)	(9)	—	—	(16)
Unallocated corporate costs..................................................................	(13)	(13)	(13)	(13)	(52)	(12)	(15)	—	—	(27)
General unallocated income (expense) (D)……………………………	7	9	6	6	28	6	12	—	—	18
Less: Equity in earnings of affiliated companies, net of tax.......................	1	3	1	2	7	1	2	—	—	3

Income (loss) from operations before income taxes and
equity in earnings of affiliated companies..........................................	144	151	155	115	565	118	120	—	—	238
(Provision) benefit for income taxes (including tax certain items)...............	(41)	(49)	(43)	(63)	(196)	(37)	(44)	—	—	(81)
Equity in earnings of affiliated companies, net of tax................................	1	3	1	2	7	1	2	—	—	3
Net income (loss)..........................................................................	104	105	113	54	376	82	78	—	—	160
Net income (loss) attributable to noncontrolling interests, net of tax..........	11	11	12	11	45	9	10	—	—	19
Net income (loss) attributable to Cabot Corporation.....................	$93	$94	$101	$43	$331	$73	$68	$―	$―	$141
Diluted earnings (loss) per share of common stock

attributable to Cabot Corporation..........................................................................................................................	$1.67	$1.69	$1.86	$0.79	$6.02	$1.37	$1.27	$—	$—	$2.64
Adjusted earnings (loss) per share (E)…............................................	$1.76	$1.90	$1.90	$1.70	$7.25	$1.53	$1.61	$—	$—	$3.14
Diluted weighted average common shares outstanding..........................................................................................................................	55.0	54.4	53.8	53.4	54.2	52.9	52.2	—	—	52.6

(A)	Unallocated and other reflects external shipping and handling fees, the impact of unearned revenue, and discounting charges for certain Notes receivable.
(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended March 31	Three Months		Six Months
Dollars in millions (unaudited)	2026	2025	2026	2025

Cash Flows from Operating Activities:
Net income (loss)....................................................................................................	$78	$105	$160	$209
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization................................................................................	49	38	90	75
Other non-cash charges (gains), net.......................................................................	(18)	18	(4)	25
Cash dividends received from equity affiliates...........................................................	—	—	1	12
Changes in assets and liabilities:
Changes in net working capital (A)…………………………………………………...............	(19)	(76)	(14)	(114)
Changes in other assets and liabilities, net.............................................................	(13)	(12)	(30)	(10)

Cash provided by (used in) operating activities.................................................	77	73	203	197

Cash Flows from Investing Activities:
Additions to property, plant and equipment.................................................................	(45)	(72)	(114)	(149)
Cash paid for acquisition of business, net of cash acquired $2.....................................	(66)	—	(66)	—
Cash paid for asset acquisition.................................................................................	—	—	—	(27)
Other investing activities, net....................................................................................	2	2	2	2

Cash provided by (used in) investing activities..................................................	(109)	(70)	(178)	(174)

Cash Flows from Financing Activities:
Change in debt, net..................................................................................................	160	87	157	147
Cash dividends paid to common stockholders............................................................	(24)	(23)	(48)	(47)
Other financing activities, net....................................................................................	(83)	(47)	(148)	(107)

Cash provided by (used in) financing activities.................................................	53	17	(39)	(7)
Effect of exchange rate changes on cash........................................................................	1	10	8	(26)
Increase (decrease) in cash and cash equivalents............................................................	22	30	(6)	(10)
Cash and cash equivalents at beginning of period............................................................	230	183	258	223
Cash and cash equivalents at end of period….....................................................................	$252	$213	$252	$213

(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2026	2025	2026	2025
Certain items before and after income taxes
Global restructuring activities	$(8)	$(3)	$(15)	$(3)
Acquisition and integration-related charges	(1)	—	(1)	—
Legal and environmental matters and reserves	—	(1)	—	(6)
Other certain items	—	—	—	(1)
Total certain items, pre-tax	(9)	(4)	(16)	(10)
Non-GAAP tax adjustments(A)	(8)	(7)	(10)	(6)

Total certain items after tax	$(17)	$(11)	$(26)	$(16)
Total certain items after tax per share	$(0.34)	$(0.21)	$(0.50)	$(0.30)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended March 31	Three Months		Six Months
Dollars in millions, Pre-Tax (unaudited)	2026	2025	2026	2025
Statement of Operations Line Item (B)
Cost of sales	$(7)	$(2)	$(13)	$(8)
Selling and administrative expenses	(2)	(1)	(3)	(1)
Research and technical expenses	—	(1)	—	(1)
Other income (expense)	—	—	—	—
Total certain items	$(9)	$(4)	$(16)	$(10)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months ended March 31	2026		2025
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate
Effective Tax Rate	$(44)	37%	$(49)	32%

Less: Non-GAAP tax adjustments(A)	(8)		(7)
Operating tax rate (C) (D)	$(36)	28%	$(42)	27%

Six months ended March 31	2026		2025
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(81)	34%	$(90)	30%
Less: Non-GAAP tax adjustments(A)	(10)		(6)
Operating tax rate (C) (D)	$(71)	28%	$(84)	28%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2026 and FISCAL 2025
	Fiscal 2026 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.37	$1.27	$—	$—	$2.64
Less: Certain items after tax per share	(0.16)	(0.34)	—	—	(0.50)
Adjusted earnings (loss) per share	$1.53	$1.61	$—	$—	$3.14

	Fiscal 2025 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.67	$1.69	$1.86	$0.79	$6.02
Less: Certain items after tax per share	(0.09)	(0.21)	(0.04)	(0.91)	(1.23)
Adjusted earnings (loss) per share	$1.76	$1.90	$1.90	$1.70	$7.25

(A)

Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions.

(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.

(C)

The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.

(D)	Our operating tax rate for fiscal 2026 is expected to be in the range of 27% to 29%.
(E)	Per share amounts are calculated after tax.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2026 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.37	$1.27	$—	$—	$2.64
Less: Certain items after tax per share	(0.16)	(0.34)	—	—	(0.50)
Adjusted earnings (loss) per share	$1.53	$1.61	$—	$—	$3.14

	Fiscal 2025 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.67	$1.69	$1.86	$0.79	$6.02
Less: Certain items after tax per share	(0.09)	(0.21)	(0.04)	(0.91)	(1.23)
Adjusted earnings (loss) per share	$1.76	$1.90	$1.90	$1.70	$7.25

(A)	Per share amounts are calculated after tax.

Dollars in millions	Fiscal 2026
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Reconciliation of Adjusted EBITDA to Income (loss) from operations before income taxes and equity in earnings of affiliated companies
Income (loss) from operations before income taxes and equity in earnings of affiliated companies	$118	$120	$―	$―	$238
Interest expense	18	18	—	—	36
Certain items	7	9	—	—	16
General unallocated (income) expense	(6)	(12)	—	—	(18)
Less: Equity in earnings of affiliated companies	(1)	(2)	—	—	(3)
Depreciation and amortization	41	44	—	—	85
Adjusted EBITDA	$179	$181	$―	$―	$360

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Reinforcement Materials EBIT	$102	$93	$―	$―	$195
Reinforcement Materials Depreciation and amortization	19	21	—	—	40
Reinforcement Materials EBITDA	$121	$114	$―	$―	$235

Reinforcement Materials Sales		$520	$544	$―	$―	$1,064
Reinforcement Materials EBITDA Margin		23%	21%	—%	—%	22%

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Performance Chemicals EBIT		$48	$59	$―	$―	$107
Performance Chemicals Depreciation and amortization		22	23	—	—	45
Performance Chemicals EBITDA		$70	$82	$―	$―	$152
Performance Chemicals Sales		$300	$328	$―	$―	$628
Performance Chemicals EBITDA Margin		23%	25%	—%	—%	24%

Dollars in millions		Fiscal 2026
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash provided by (used in) operating activities		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Cash provided by (used in) operating activities (B)		$126	$77	$―	$―	$203
Less: Additions to property, plant and equipment		69	45	—	—	114
Free cash flow		$57	$32	$―	$―	$89
Plus: Additions to property, plant and equipment		69	45	—	—	114
Less: Changes in net working capital (C)		5	(19)	—	—	(14)
Less: Sustaining and compliance capital expenditures		50	33	—	—	83
Discretionary free cash flow		$71	$63	$―	$―	$134

(B)	As provided in the Condensed Consolidated Statements of Cash Flows.
(C)	Defined as changes in Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.